EURAMAX HOLDINGS, INC.
FIRST QUARTER 2013 FINANCIAL RESULTS

Norcross, Georgia, May 10, 2013 – Euramax Holdings, Inc., a leading international producer of metal and vinyl products sold to the residential repair and remodel, commercial construction and recreational vehicle (RV) markets primarily in North America and Europe, today announced financial results for the first quarter of 2013. Net sales, operating (loss), and adjusted EBITDA for the first quarter of 2013 were $172.5 million, $(7.4) million, and $5.4 million, respectively.

President and CEO Mitchell B. Lewis commented, “Our operating results for the first quarter of 2013 reflect continued softness in Europe and the severe winter weather conditions in North America which we believe resulted in the delay of residential repair and remodel projects and commercial construction activities. It appears the inclement weather in North America, which extended into April, has resulted in pent up demand in certain markets, primarily for our residential roof drainage products and for roofing and siding materials sold in the post frame construction market. We expect to benefit from this demand beginning in the second and into the third quarter of 2013. The impact on a comparative basis was magnified as a result of mild weather in North America during the first quarter of 2012, which resulted in higher sales activity."

First Quarter 2013 Financial Summary

•
Net sales declined $26.2 million, or 13.2%, to $172.5 million in the first quarter of 2013 compared to $198.7 million in the first quarter of 2012. Net sales for the first quarter of 2013 in the U.S. operating segments were negatively impacted by severe winter weather conditions which resulted in the delay of residential repair and remodel and commercial construction activities. For the Company's U.S. operating segments, the impact of the severe winter weather was compounded by mild winter weather experienced in first quarter of 2012, which resulted in higher than normal sales activity in the prior year quarter. Additionally, the Company's European segments continue to be negatively impacted by economic uncertainty and reduced consumer confidence in the Company's primary end markets. Accordingly, demand from European customers weakened compared to the first quarter of 2012.

•
Income (loss) from operations declined $(7.1) million, to a loss of $(7.4) million in the first quarter of 2013 compared to a loss of $(0.3) million for the first quarter of 2012. The decline in income (loss) from operations is primarily the result of lower net sales in both the U.S. and European operating segments. Income (loss) from operations in the first quarter of 2013, was also negatively impacted by non-recurring other operating charges totaling $2.8 million. These charges are primarily comprised of restructuring and relocation initiatives in the European Engineered Products segment including a $1.6 million loss related to the reclassification of land and buildings from property, plant and equipment to assets held for sale and $0.6 million of severance and relocation costs. These initiatives include the relocation from multiple plant facilities in the UK into one operating location and are intended to reduce overhead costs and streamline operations. The remaining $0.6 million of other operating charges for the quarter are comprised primarily of severance and relocation costs in both the U.S. and Europe related to various organizational initiatives to reduce operating costs and improve efficiencies.

•
Despite the overall decline in income (loss) from operations, the Company's cost saving and restructuring initiatives resulted in an overall reduction in selling and general costs of approximately $3.5 million, or 15.1%, over the prior year quarter. These savings were primarily the result of organizational initiatives in both North America and Europe including the rationalization of the Company's manufacturing and distribution foot print and the achievement of production efficiency gains and procurement savings. The Company expects these initiatives to contribute to higher levels of operating performance as markets recover.

•
Adjusted EBITDA is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $5.4 million in the first quarter of 2013 compared to $10.7 million in the first quarter of 2012.

Conference Call
The Company will host an investor conference call regarding its first quarter 2013 financial results at 2:00 p.m. Eastern Time on Wednesday, May 15, 2013. The call can be accessed through the following dial-in numbers: US/Canada: 866-952-1906; International: 785-424-1825: Conference ID: Euramax. A replay of the conference call will be available through Wednesday, June 12, 2013. The replay may be accessed using the following dial-in information: US: 800-688-4915; International: 402-220-1319.

Contact Information
Euramax Holdings, Inc.
R. Scott Vansant, (770) 449-7066
Senior Vice President and Chief Financial Officer
Email: svansant@euramax.com

Forward Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements related to plans for future business development activities, anticipated costs of revenues, product mix, research and development and selling, general and administrative activities, and liquidity and capital needs and resources. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this press release. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.
GAAP Versus Non-GAAP Presentation
The Company presents Adjusted EBITDA in this press release as additional information regarding the Company’s operating results. Adjusted EBITDA is defined as net loss plus (i) provision (benefit) for income taxes, (ii) interest expense and (iii) depreciation and amortization, as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance. The Company’s calculation of Adjusted EBITDA is consistent with the calculation of Consolidated Cash Flow in the Indenture governing the Notes, excluding certain pro forma items. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the U.S., and should not be considered an alternative to net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity.
The Company believes Adjusted EBITDA is helpful to investors in highlighting trends because Adjusted EBITDA excludes the results of certain decisions of operating management that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The Company also believes Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors use Adjusted EBITDA, among other things, to assess the Company’s period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
A reconciliation of the Company’s Adjusted EBITDA to net income (loss) is included in the supplemental information attached to this release.

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 29, 2013	December 31, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,187	$10,024
Accounts receivable, less allowances of $2,402 and $2,751, respectively	88,792	73,876
Inventories, net	104,407	89,294
Income taxes receivable	1,117	1,527
Deferred income taxes	904	907
Other current assets	7,791	4,789
Total current assets	207,198	180,417
Property, plant and equipment, net	132,279	141,208
Goodwill	195,585	199,375
Customer relationships, net	50,397	54,589
Other intangible assets, net	7,327	7,475
Deferred income taxes	77	68
Other assets	10,310	11,290
Total assets	$603,173	$594,422
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$67,499	$55,883
Accrued expenses and other current liabilities	28,034	30,667
Accrued interest payable	17,907	9,017
Current portion of long-term debt	11,510	—
Deferred income taxes	823	847
Total current liabilities	125,773	96,414
Long-term debt	524,611	516,674
Deferred income taxes	20,653	20,419
Other liabilities	45,577	46,907
Total liabilities	716,614	680,414
Shareholders’ (deficit) equity:
Common stock	189	189
Additional paid-in capital	722,637	721,869
Accumulated loss	(846,971)	(818,855)
Accumulated other comprehensive income	10,704	10,805
Total shareholders’ (deficit) equity	(113,441)	(85,992)
Total liabilities and shareholders’ (deficit) equity	$603,173	$594,422

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three months ended
	March 29, 2013	March 30, 2012
Net sales	$172,545	$198,683
Costs and expenses:
Cost of goods sold (excluding depreciation and amortization)	149,170	166,565
Selling and general (excluding depreciation and amortization)	19,440	22,881
Depreciation and amortization	8,593	8,681
Other operating charges	2,774	842
Loss from operations	(7,432)	(286)
Interest expense	(13,598)	(13,536)
Other (loss) income, net	(6,345)	6,044
Loss before income taxes	(27,375)	(7,778)
Provision for income taxes	741	342
Net loss	$(28,116)	$(8,120)

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 29, 2013	March 30, 2012
Net cash used in provided by operating activities	$(23,328)	$(666)
Cash flows from investing activities:
Proceeds from sales of assets	116	1,169
Capital expenditures	(2,226)	(1,426)
Net cash used in investing activities	(2,110)	(257)
Cash flows from financing activities:
Net borrowings on Dutch Revolving Credit Facility	11,510	—
Net borrowings (repayments) on ABL Credit Facility	7,802	(206)
Debt issuance costs	(175)	(46)
Net cash provided by (used in) financing activities	19,137	(252)
Effect of exchange rate changes on cash	464	36
Net decrease in cash and cash equivalents	(5,837)	(1,139)
Cash and cash equivalents at beginning of period	10,024	14,327
Cash and cash equivalents at end of period	$4,187	$13,188

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

Reconciliation of net loss to Adjusted EBITDA is as follows:

	Three months ended
	March 29, 2013	March 30, 2012
Net loss	$(28,116)	$(8,120)

Add:
Interest expense	13,598	13,536
Depreciation and amortization (a)	8,593	8,845
Provision for income taxes	741	342

Adjustments:
Other loss (income), net (b)	6,345	(6,044)
Loss on asset held for sale (c)	1,594	—
Severance, relocation and one-time compensation costs	1,513	785
Stock compensation expense	768	755
Long term incentive plan	315	557
Non-recurring consulting, legal and professional fees	15	57
Adjusted EBITDA	$5,366	$10,713

(a)
Depreciation and amortization for the first quarter of 2012 included amortization attributable to royalty payments under a minimum purchase agreement entered into in connection with our acquisition of a product line in 2005, which was being recognized in net sales. The royalty agreement was fully amortized as of September 28, 2012.

(b)
Other loss (income), net for the three months ended March 29, 2013 is primarily comprised of translation losses of approximately $7.0 million on intercompany obligations, partially offset by gains of $0.4 as a result of favorable legal settlements and $0.3 million of forward foreign currency contracts. Other (income), net for the three months ended March 30, 2012 included translation gains of approximately $5.7 million on intercompany obligations and a $0.5 million gain on the sale of assets related to the exit of our RV door product line.

(C)
Loss on assets held for sale for the three months ended March 29, 2013 includes the reclassification of land and buildings from property, plant and equipment to assets held for sale as part of restructuring activities in the European Engineered Products segment related to the consolidation and relocation of multiple plant facilities into one location.